August 22, 2005

Morgan Keegan & Company, Inc.

Morgan Keegan Tower

Fifty N. Front Street

Memphis, TN 38103

Dear Sirs:

The shareholder of Mid-America Apartment Communities, Inc., a Tennessee corporation (the “Company”) described in Schedule I hereto (the “Selling Shareholder”), hereby agrees to sell to you 300,000 shares of Common Stock, par value $.01 per share, of the Company owned by the Selling Shareholder (the “Shares”), pursuant to a registration statement on Form S-3 (Registration No. 333-82526), including a base prospectus dated February 27, 2002 (the “Base Prospectus”), pursuant to which the Company registered with the Securities and Exchange Commission (the “Commission”) the Shares for resale by the Selling Shareholder.

The Company and the Selling Shareholder understand that you propose to make a public offering of the Shares as soon as you deem advisable after this Agreement has been executed and delivered.

The registration statement as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement.” If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement must be declared effective before sale of the Shares may commence, the term “Registration Statement” as used in this Agreement means the registration statement as amended by such amendment. The term “Prospectus” as used in this Agreement means the Base Prospectus together with any prospectus supplement relating to the Shares in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act. Any reference in this Agreement to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Registration Statement and the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term “Incorporated Documents” means the documents which at the time are incorporated by reference into the Registration Statement, the Prospectus or any amendment or supplement thereto.

The Company and MAC II of Delaware, Inc., a wholly owned subsidiary of the Company (“MAC”) own an approximate 1.0% general partnership interest and an approximately 87% limited partnership interest in Mid-America Apartments, L.P., a Tennessee limited partnership (the “Partnership”). The Company currently owns or has an ownership interest in 132 apartment communities (each individually, a “Community” and collectively, the “Communities”) containing 38,227 apartment units located in 12 states. Other capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Registration Statement. The Company is also a participant in a joint venture with Crow Holdings, Mid-America CH/Realty II LP. The joint venture owns one property containing 522 apartment units. The Company has a 33 1/3% interest in the joint venture and has an agreement to manage the operations of the communities owned by the joint venture for a fee of 4% of revenue.

1.                 Representations and Warranties of the Company. The Company and the Partnership jointly and severally represent and warrant to and agree with you that:

(a)               The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)               The Company and the transactions contemplated by this Agreement meet the requirements and conditions for using a registration statement on Form S-3 under the Securities Act, set forth in the General Instructions to Form S-3. When the Registration Statement was declared effective, and on the Closing Date (as defined in Section 2(a)(i)) it (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Securities Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) and at the Closing Date, the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Securities Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this Section 1(b) do not apply to statements in the Prospectus relating to your compensation in connection with the sale of the Shares.

(c)               The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed) conformed in all material respects with the requirements of the Exchange Act, any further Incorporated Documents so filed will, when they are filed conform in all material respects with the requirements of the Exchange Act, no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(d)               The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Tennessee, has the corporate power and authority to own, lease and operate its property and the properties it proposes to own, lease and operate as described in the Registration Statement and the Prospectus and to conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the nature or conduct of its business or its ownership or leasing of property as now conducted or proposed to be conducted as described in the Registration Statement and the Prospectus requires such qualification, except to the extent that the failure to be so qualified or to be in good standing could not reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, prospects, stockholder’s equity or properties of the Company and the Subsidiaries (defined in Section 1(e)), taken as a whole, (ii) the consolidated indebtedness or capital stock of the Company, or (iii) the consummation of the transactions contemplated by this Agreement or the Prospectus (a “Material Adverse Effect”). Except for the Subsidiaries, the Company does not own or control, directly or indirectly, or own any capital stock or other beneficial interest in, any corporation, association or other entity.

(e)               Each subsidiary of the Company set forth on Schedule II hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”) has been duly organized and is validly existing under the laws of its jurisdiction of incorporation or organization with all requisite authority to own, lease and operate its properties and the properties it proposes to own, lease and operate as described in the Registration Statement and the Prospectus and to conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus and is duly qualified or registered to transact business and is in good standing in each jurisdiction in which the nature or conduct of its business or its ownership or leasing of property as now conducted or proposed to be conducted as described in the Registration Statement and the Prospectus requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company is, and at each Closing Date will be, the sole general partner of the Partnership, and the Company and MAC collectively owns an approximate 87% interest in the Partnership and owns all of the outstanding preferred units of partnership interest in the Partnership (“Preferred Units”). Except as described above, the Company or the Partnership is the sole direct or indirect owner of all of the equity interests in each of the Subsidiaries (other than the Partnership), all of the equity interests of each Subsidiary have been duly and validly authorized and issued, and all of such equity interests are fully paid and nonassessable and are owned directly by the Company or the Partnership, free and clear of all liens, encumbrances, equities or claims.

(f)                The Company has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors’ rights, or by general equity principles and except to the extent the indemnification provisions set forth in Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

(g)               The Partnership has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Partnership and constitutes a valid and binding agreement of the Partnership enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors’ rights, or by general equity principles and except to the extent the indemnification provisions set forth in Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

(h)               The Amended and Restated Agreement of Limited Partnership of the Partnership, including any amendment thereto (the “Partnership Agreement”) has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(i)                No consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body is required for the execution, delivery and performance by the Company and the Partnership of their respective obligations under this Agreement and the consummation by the Company and the Partnership of the transactions contemplated hereby, including the sale and delivery of the Shares except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, the filing of a prospectus supplement with respect to the offer and sale of the Shares under Rule 424 and the filing of this Agreement on a Form 8-K pursuant to the Exchange Act.

(j)                Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby by the Company or the Partnership will contravene any of the terms and provisions of the charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, of the Company or any of the Subsidiaries; or (with or without the giving of notice or the passage of time or both) constitute a default under any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or to which they, any of them, any of their respective properties or other assets is subject; or violate any applicable law, statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to any of the foregoing or any of their respective properties; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any of the foregoing.

(k)               The Shares have been validly issued, fully paid and are nonassessable and were not issued in violation of any preemptive or similar rights. No person or entity holds a right to require or participate in the registration under the Securities Act of the Shares pursuant to the Registration Statement or the offering of the Shares pursuant to the Prospectus. To the knowledge of the Company and the Partnership, no person or entity has a right of participation or first refusal with respect to the sale of the Shares. Except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right to require the Company to include such securities with the Shares registered pursuant to the Registration Statement. The form of certificates evidencing the Shares complies with all applicable legal requirements.

(l)                The authorized capital stock of the Company conforms as to legal matters to the description thereof incorporated by reference into the Prospectus. As of June 30, 2005, the Company has outstanding 21,518,146 shares of Common Stock, 474,500 shares of 9.25% Series F Cumulative Redeemable Preferred Stock, 400,000 shares of 8.625% Series G Cumulative Redeemable Preferred Stock (which have been called for redemption), and 6,200,000 shares of 8.30% Series H Cumulative Redeemable Preferred Stock. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable, and have been offered, sold and issued by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws). None of the issued shares of capital stock of the Company have been issued in violation of any preemptive or similar rights. Except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

(m)              None of the common units of limited partnership interest (the “Common Units”) or Preferred Units has been or will be issued or is owned or held in violation of any preemptive right. The Common Units and Preferred Units have been offered, sold and issued by the Partnership in compliance with all applicable laws (including, without limitation, federal and state securities laws).

(n)               The financial statements (including the related notes) included or incorporated by reference into the Registration Statement and the Prospectus present fairly the financial position of the respective entity or entities presented therein as of the dates indicated and the results of operations and cash flows for the respective entity or entities presented therein for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods specified. The financial statement schedules included or incorporated by reference in the Registration Statement present fairly the information required to be shown therein and have been compiled on a basis consistent with the financial statements included or incorporated by reference in the Registration Statement and the Prospectus. No other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus.

(o)               KPMG LLP, who has examined and is reporting upon the audited financial statements and schedules included or incorporated by reference into the Registration Statement and the Prospectus, are, and were during the periods covered by their Reports included or incorporated by reference in the Registration Statement and the Prospectus, independent public accountants within the meaning of the Securities Act and the rules and regulations of the Commission thereunder.

(p)               Neither the Company nor any of its Subsidiaries has sustained, since December 31, 2004, any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators’ or court or governmental action, order or decree, otherwise than as set forth in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated in the Registration Statement and Prospectus, there has not been (i) any material change in the capital stock or partnership interests, as applicable, long-term debt, obligations under capital leases or short-term borrowings of the Company and its Subsidiaries, taken as a whole, (ii) any Material Adverse Effect, or any development which could reasonably be seen as involving a prospective Material Adverse Effect, (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company or any of its Subsidiaries, which is material to the business or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, except for liabilities or obligations incurred in the ordinary course of business, or (iv) any transaction that is material to the Company and its Subsidiaries, taken as a whole, except transactions in the ordinary course of business or as otherwise disclosed in the Registration Statement and the Prospectus.

(q)               Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company or its Subsidiaries will have, at the Closing Date, good and marketable title in fee simple to all real property and the improvements located thereon owned by them, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects except such as do not have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries owns or leases any real property, except as described in the Registration Statement or the Prospectus. No person has an option or right of first refusal to purchase all or part of any Community or any interest therein. Each of the Communities complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Communities), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to a Community, except such proceedings or actions that would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default under any of the leases governing the apartment units at any of the Communities and the Company knows of no event, but for the passage of time or the giving of notice, or both, which would constitute a default under any of such leases, except such default that would not have a Material Adverse

Effect. The Company or a Subsidiary has obtained an owner’s title insurance policy from a title insurance company to issue such a policy on each of the Communities with coverage in an amount at least equal to the cost of acquisition of such property, including the principal amount of any indebtedness assumed with respect to the property.

(r)                Neither the Company nor any of its Subsidiaries is in violation of its respective charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, and except as disclosed in the Prospectus, no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a default in the due performance and observance of any obligation, agreement, term, covenant, consideration or condition contained in any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any such entity is a party or to which any such entity or any of its properties is subject. Neither the Company nor any of its Subsidiaries is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future reasonably be expected to have a Material Adverse Effect.

(s)               Except as described in the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit, proceeding, inquiry or investigation against any of the Communities, the Company, any of the Subsidiaries, any of their respective officers, directors or partners, or to which the properties, assets or rights of such entities are subject, before or brought by any court or governmental agency or body or board of arbitrators, which could reasonably be expected to result in any Material Adverse Effect.

(t)                The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. There are no legal or governmental proceedings pending or threatened to which the Company or any Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described. To the knowledge of the Company and the Partnership, there are no statutes or regulations applicable to the Company or any of the Subsidiaries or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company or any of the Subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein. All agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or one or more of its Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors’ rights and by general equity principles.

(u)               No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, trustees, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described.

(v)               Each of the Company and its Subsidiaries owns, possesses or has obtained all material permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities as are necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its business as presently conducted, or as contemplated in the Prospectus to be conducted, and neither the Company nor the Partnership has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

(w)              Neither the Company nor any of its Subsidiaries is required to own or possess any license or other rights to use any patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) to entitle any of them to conduct their respective businesses as such businesses are now, and as they are proposed to be, conducted or operated as described in the Prospectus, and neither the Company nor any of its Subsidiaries has received notice of infringement upon or of conflict with (and the Company and the Partnership know of no such infringement upon or of conflict with) asserted rights of others with respect to any Intangibles which could have a Material Adverse Effect.

(x)            The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

(y)            The Company and each of the Subsidiaries maintain a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

(z)               Each of the Company and its Subsidiaries (to the extent not consolidated with the Company) has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does the Company or the Partnership know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, could reasonably be expected to have a Material Adverse Effect. All tax liabilities are adequately provided for on the respective books of such entities.

(aa)             Each of the Company and its Subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for their respective businesses and assets and, to the best of the Company’s and the Partnership’s knowledge, consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks, including liability for personal injury, customarily insured against, all of which insurance is in full force and effect.

(bb)            To the best of the Company’s and the Partnership’s knowledge, no general labor problem exists or is imminent with the employees of the Company or any of its Subsidiaries.

(cc)             Each of the Company and its Subsidiaries, and each of their officers, directors and controlling persons, has not taken and will not take, directly or indirectly, any action resulting in a violation of Rule 102 under Regulation M promulgated under the Exchange Act, or designed to, or that might reasonably be expected to, cause or result in or that has constituted or that reasonably might be expected to constitute the stabilization or manipulation of the price of any security of the Company or to facilitate the sale or resale of the Shares.

(dd)            Except as otherwise disclosed in the Registration Statement or the Prospectus, neither the Company, any of the Subsidiaries nor, to the best of their knowledge, any former owner of any Community has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls (“PCBs”), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, “Hazardous Materials”), on, in, under or affecting any Community, or any real property currently leased or owned or by any means controlled by the Company or any of its Subsidiaries (the “Real Property”) except in material compliance with applicable laws; to the knowledge of the Company and the Partnership, the Real Property and the Company’s and its Subsidiaries’ operations with respect to the Real Property are in material compliance with all applicable federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, “Environmental Laws”), and the Company and its Subsidiaries have, and are in material compliance with, all applicable licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws. Except as otherwise disclosed in the Prospectus, neither the Company nor its Subsidiaries has received any written or oral notice from any governmental entity or any other person and there is no pending or, to the Company’s knowledge, threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company or any of its Subsidiaries; alleges that the Company, any of its Subsidiaries is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company or any of its Subsidiaries is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures) required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties.

(ee)             There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which could, singly or in the aggregate, have a Material Adverse Effect.

(ff)               Commencing with its taxable year ending December 31, 1994, the Company has qualified to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code for its taxable year ending December 31, 2005 and all future taxable years. The Subsidiaries of the Company that are partnerships or limited liability companies will be treated as partnerships for federal income purposes and not as corporations or associations taxable as corporations or as publicly traded partnerhips.

(gg)             None of the entities which prepared appraisals of the Real Property, nor the entities which prepared Phase I environmental assessment reports with respect to the Real Property, was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of its Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of its Subsidiaries as a promoter, selling agent, voting trustee, officer, director or employee.

(hh)             The Shares have been approved for listing on the New York Stock Exchange (the “NYSE”).

(ii)               Neither the Company nor any of the Subsidiaries is, or solely as a result of transactions contemplated hereby, will become an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(jj)        The Company and each of the Company’s directors and officers, in their capacities as such, are in full compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

2.	Representations, Warranties and Covenants of the Selling Shareholder.

(a)               The Selling Shareholder represents and warrants to, and agrees with, the Underwriters that:

(i)                The Selling Shareholder has, and on the Closing Date of the sale of the Shares hereunder as set forth in Section 3(b) will have, good and marketable title to the Shares as set forth in Schedule I and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares, free and clear of all voting trust arrangements, pledges, liens, encumbrances, equities, security interests, restrictions and claims whatsoever. This Agreement has been duly authorized, executed and delivered by the Selling Shareholder and is the valid and binding agreement of the Selling Shareholder, enforceable in accordance with its terms.

(ii)               The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach or violation by the Selling Shareholder of any of the terms or provisions of, or constitute a default by such Selling Shareholder under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound, any statute or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Selling Shareholder. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the

Selling Shareholder of his obligations hereunder or in connection with the sale and delivery of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the Securities Act or state securities law.

(iii)              The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. The Selling Shareholder has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares.

(iv)              The Prospectus, at the date hereof and on the Closing Date for any sale of any Shares, insofar as each of it relates to the Selling Shareholder, conformed and will conform in all material respects with the requirements of the Securities Act and the rules and regulations thereunder and has not included and will not include any untrue statement of a material fact or omit or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, insofar as it relates to the Selling Shareholder, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Selling Shareholder confirms as accurate and correct the number of shares of common stock owned by the Selling Shareholder after giving effect to the sale of the Shares.

(v)               The Selling Shareholder (i) is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or may have a Material Adverse Effect and (ii) is not prompted to sell Shares by any information concerning the Company which is not set forth in the Registration Statement or the Prospectus.

(vi)              The Selling Shareholder has not relied upon you or your legal counsel for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(vii)             Except as otherwise disclosed to the Underwriters in writing, the Selling Shareholder nor any of its affiliates is (A) required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the Exchange Act Regulations or (B) a person associated with a member of the NASD (within the meaning of Article I of the Bylaws of the NASD).

(viii)            At the time of the purchase of the Shares, the Selling Shareholder had no arrangement or understanding, directly or indirectly, with any person, or any intent, to distribute the Shares.

3.	Sale of the Shares.

(a)               On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell the Shares to you, and you agree to purchase the Shares from the Selling Shareholder, at a price per share of $42.75.

(b)               Payment of the purchase price for and delivery of the Shares shall be made at the offices of Morgan Keegan & Company, Inc., Fifty N. Front Street, Memphis, Tennessee 38103, or at such other place as shall be agreed upon by you and the Selling Shareholder, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by you and the Selling Shareholder (such time and date of payment and delivery being herein called the “Closing Date”). Payment shall be made to the Selling Shareholder by wire transfer of immediately available funds to a bank account designated by the Selling Shareholder against delivery to you of the Shares. The Selling Shareholder hereby authorizes you to deliver the Shares from the Selling Shareholder’s brokerage account maintained by the Selling Shareholder with you through the facilities of the Depository Trust Company or otherwise.

4.                 Conditions to Your Obligations. Your obligation to complete the sale of the Shares as of any Closing Date is subject to the following further conditions:

(a)               If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the sale of the Shares may commence, such post-effective amendment shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you.

(b)               Subsequent to the execution and delivery of this Agreement and prior to each Closing Date:

(i)                there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)               there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus; and

(iii)              there shall not have occurred any event or development relating to or involving the Company or any Subsidiary or any officer or director of the Company which makes any statement made in the Prospectus untrue or which, in the reasonable opinion of the Company and its counsel or you and your counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your reasonable opinion, materially adversely affect the market for the Shares.

(c)               You shall have received on each Closing Date (i) a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clauses (b)(i) and (b)(iii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date; and (ii) a certificate dated the Closing Date and signed by the Selling Shareholder to the effect that the representations and warranties of the Selling Shareholder contained in this Agreement are true and correct as of such Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d)               All filings with the Commission required by Rule 424 under the Securities Act shall have been made within the applicable time prior prescribed for such filing by such Rule.

(e)               At such Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of your counsel.

(f)                You shall have received on such Closing Date an opinion of Bass, Berry & Sims, PLC, outside counsel for the Company, dated such Closing Date, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee with all requisite corporate power and authority to own, lease and operate its properties and the properties it proposes to own, lease and operate as described in the Registration Statement and the Prospectus and to conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus. The Company has been duly qualified or registered to do business and is in good standing as a foreign corporation in the states of Alabama, Arkansas, Florida, Georgia, Kentucky, Mississippi, North Carolina, South Carolina and Virginia. On the basis of an officers’ certificate setting forth the jurisdictions in which the Company conducts operations, to the knowledge of such counsel, there are no other jurisdictions in which the ownership or leasing of the Company’s properties or the nature or conduct of its business as now conducted or proposed to be conducted as described in the Registration Statement and the Prospectus requires such qualification, except where the failure to do so would not have a Material Adverse Effect. To such counsel’s knowledge, except for the Subsidiaries, the Company does not own or control, directly or indirectly, any corporation, association or other entity.

(ii) The Partnership has been duly organized and is validly existing as a limited partnership under the Tennessee Revised Uniform Limited Partnership Act, as amended, with all requisite partnership power and authority to own, lease and operate its properties and to conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus. The Partnership has been duly qualified or registered to do business and is in good standing as a foreign partnership in the states of Alabama, Arkansas, Florida, Georgia, Kentucky, Mississippi, North Carolina, Ohio, South Carolina and Virginia. On the basis of an officers’ certificate setting forth the jurisdictions in which the Partnership conducts operations, to the knowledge of such counsel, there are no other jurisdictions in which the ownership or leasing of the Partnership’s properties or the nature or conduct of its business as now conducted or proposed to be conducted as described in the Registration Statement and the Prospectus requires such qualification, except where the failure to do so would not have a Material Adverse Effect. The Company is the sole general partner of the Partnership.

(iii)              Each Subsidiary of the Company (other than the Partnership) has been duly organized and is validly existing under the laws of its jurisdiction of organization with all requisite power and authority to conduct its business as now conducted and as proposed to be conducted in the Registration Statement and the Prospectus and on the basis of an officers’ certificate, to the knowledge of such counsel is in good standing as a foreign entity in each jurisdiction in which the ownership of its properties or the nature or conduct of its business as now conducted or proposed to be conducted requires such qualification, except where the failure to do so would not have a Material Adverse Effect. All of the equity interests in each of the Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable. The Company is the sole direct or indirect owner of all of the equity interests in the Subsidiaries (other than the Partnership) and such interests are owned by the Company or one of its Subsidiaries free and clear of all liens, encumbrances, equities or claims.

(iv)              The Company has full legal right, power and authority to enter into, deliver and perform this Agreement, and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company.

(v) The Partnership has full legal right, power and authority to enter into, deliver and perform this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Partnership.

(vi) No consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body is required for the execution, delivery and performance by the Company and the Partnership of their respective obligations under this Agreement, and the consummation of the transactions contemplated hereby including the valid authorization, issuance, sale and delivery of the Shares, such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by you, as to which such counsel need express no opinion.

(vii) Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by the Company and the Partnership will contravene any of the terms and provisions of the charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, of the Company or any Subsidiary; or, to such counsel’s knowledge, and except as disclosed in the Prospectus, constitute a default under any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or to which either of them, any of their respective properties or other assets or any Community is subject; or to such counsel’s knowledge violate any applicable law, statute, judgment, decree order, rule or regulation of any court or governmental agency or body; or, to such counsel’s knowledge, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any of the foregoing.

(viii) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus and meets the requirements of Item 9 of Form S-3 under the Securities Act.

(ix) The Shares have been validly issued and are fully paid and nonassessable. No preemptive or similar rights exist with respect to any of the Shares. To such counsel’s knowledge, no person or entity holds a right to participate in the registration under the Securities Act of the Shares pursuant to the Registration Statement. To such counsel’s knowledge, no person or entity has a right of participation or first refusal with respect to the sale of the Shares. To such counsel’s knowledge, except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company except pursuant to the Company’s Employee Stock Purchase Plan and its 2004 Stock Plan and Dividend Reinvestment and Stock Purchase Plan and except for the issuance of Common Stock upon redemption of Common Units.

The form of certificate evidencing the Shares complies with all applicable legal requirements.

(x) All of the issued and outstanding Common Units and Preferred Units have been duly and validly authorized by the Partnership. None of the outstanding Common Units or Preferred Units has been issued or is owned or held in violation of any preemptive rights. The outstanding Common Units and Preferred Units have been issued, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws).

(xi) To the knowledge of such counsel, neither the Company nor any of its Subsidiaries is in violation of its respective charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, and to the knowledge of such counsel, no material default exists and no event has occurred which, with notice or after the lapse of time to cure or both, would constitute a material default in the due performance and observance of any obligation, agreement, term, covenant, or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to such counsel. To the knowledge of such counsel, neither the Company nor any of its Subsidiaries is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a Material Adverse Effect.

(xii) To the knowledge of such counsel after due inquiry, there is not pending or threatened any legal or governmental action, suit, proceeding, inquiry or investigation against the Company or any of its Subsidiaries or any assets or rights of any such entity are subject, which, if determined adversely to any such entity, would individually or in the aggregate have a Material Adverse Effect, or which is required to be disclosed in the Registration Statement and Prospectus.

(xiii) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown and there are no contracts, leases or other documents known to such counsel of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. To such counsel’s knowledge, all agreements between the Company or any of its Subsidiaries, respectively, and third parties expressly referenced in the Prospectus are legal, valid and binding obligations, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(xiv) After due inquiry, such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described in the

Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(xv) The Shares have been approved for listing on the NYSE.

(xvi) The Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code, for its taxable years ended December 31, 1994 through December 31, 2004, and the Company’s organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2005, and in the future. The Subsidiaries that are organized as partnership or limited liability companies will be treated as partnerships for federal income tax purposes and not as corporations or associations taxable as corporations or as publicly traded partnerships.

(xvii) The Registration Statement has become effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or contemplated under the Securities Act. Other than financial statements and other financial data and schedules contained therein, as to which counsel need express no opinion (i) the Registration Statement, the Prospectus and any amendment or supplement thereto, at the time they became effective or were filed, complied as to form in all material respects with the Securities Act and the rules and regulations thereunder and (ii) the documents incorporated by reference in the Registration Statement, the Prospectus and any amendment or supplement thereto, at the time they became effective or were filed, complied as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

(xviii) Neither the Company nor any of the Subsidiaries is, or solely as a result of the transactions contemplated hereby, will become an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the 1940 Act.

(xix)          The statements in the Prospectus under the caption “Risk Factors” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein. The information in the Prospectus under the caption “Federal Income Tax Consequences of our Status as a REIT” and “Federal Income Tax Considerations” to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by such counsel, is correct in all material respects and the discussion thereunder does not omit any material provisions with respect to the matters covered and presents fairly the information required to be disclosed therein under the Securities Act and the Securities Act Regulations.

(xx)             Such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial data as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial data included therein, as to which counsel need make no statement), the Registration Statement or any documents incorporated by reference therein at the time such Registration Statement became effective, and as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make statements therein not misleading, and (C) has no reason to believe that (except for financial statements and schedules and other financial and operating data included therein, as to which counsel need not express any belief), the Prospectus or any amendment or supplement thereto made prior to the Closing Date, as of its date, and as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

With respect to subparagraph (xx) of paragraph (f) above, Bass, Berry & Sims PLC may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinion of Bass, Berry & Sims PLC described in paragraph (f) above shall be rendered to you at the request of the Company and shall so state therein.

(g)               You shall have received on the Closing Date an opinion of counsel for the Selling Shareholder addressed to you to the effect that:

(1)               This Agreement has been duly executed and delivered by the Selling Shareholder and constitutes the legal, valid and binding obligation of the Selling Shareholder enforceable against the Selling Shareholder in accordance with its terms, except as limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and that the remedy of specific performance and injunctive or other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and has, all requisite power and authority to enter into and perform its obligations under this Agreement and to sell, transfer and deliver the Shares in the manner provided in the Prospectus and this Agreement.

(2)               No consent, approval, authorization or order of, or declaration of filing with, any court or governmental agency or body is required under the federal laws of the United States of America or the laws of the State of Tennessee or the State of Georgia for the execution, delivery and performance of this Agreement by the Selling Shareholder or the consummation by the Selling Shareholder of the transactions contemplated herein, except such as may be required under the Securities Act or applicable state securities laws.

(3)               To the knowledge of such counsel, (A) the Selling Shareholder is the record and beneficial owner of the Shares, and (B) there are no outstanding rights, warrants or options granted by the Selling Shareholder or any of its affiliates to acquire, or agreements or understandings with respect to the sale of, any of the Shares.

(h)               You shall have received, on the date hereof and on the Closing Date, a letter in form and substance satisfactory to you, from KPMG LLP, independent registered public accounting firm, containing certain statements and information of the type normally found in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

5.                 Covenants of the Company and the Partnership. In further consideration of the agreements herein contained, the Company and the Partnership covenant with you as follows:

(a)               If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering or sale of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment has become effective.

(b)               To advise you promptly and, if requested by you, confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (e) below, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Securities Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

(c)               To furnish to you, without charge, upon request (i) signed or conformed copies of the Registration Statement (including exhibits thereto) (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 9:00 A.M. Memphis, Tennessee time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request, and (ii) such number of copies of the Incorporated Documents, including exhibits, as you may reasonably request.

(d)               Before amending or supplementing the Registration Statement or the Prospectus, or, prior to the end of the period of time referred to in the first sentence in subsection (e) below, prior to filing any document which upon filing becomes an Incorporated Document, to furnish to you a copy of each such proposed amendment or supplement or document and not to file any such proposed amendment or supplement or document to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(e)               If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by you or a dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to you and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law. In the event that the Company and you agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

(f)                To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(g)               The Company and its Subsidiaries have not taken, and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(h)               The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

(i)                The Company will use its best efforts to maintain the listing of the Shares on the NYSE.

(j)                The Company will use its best efforts (i) to meet the requirements to qualify as a real estate investment trust under the Code and (ii) to cause each of its Subsidiaries that is organized as a partnership to be treated as a partnership for federal income tax purposes.

(k)               The Company will comply with all of the provisions of any undertakings in the Registration Statement.

(l)                The Company and its Subsidiaries will conduct their affairs in such a manner so as to ensure that neither the Company nor any Subsidiary will be an “investment company” or an entity “controlled” by an investment company within the meaning of the 1940 Act.

6.                 Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof as herein provided, (ii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the filing of any state notice required in connection with the offer and sale of the Shares in any state as provided herein, (iii) the costs and charges of any transfer agent, registrar or depositary, and (iv) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

7.                 Indemnity and Contribution. (a) The Company, the Partnership and the Selling Shareholder, jointly and severally, agree to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (except, as regards the Company’s or the Partnership’s indemnification liability hereunder, insofar as such losses, claims, damages or liabilities are caused by any untrue statement based upon information provided by you, which information is limited to your compensation from the Selling Shareholder) or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company and the

Partnership or the Selling Shareholder or any failure by the Company, the Partnership or the Selling Shareholder to perform their respective obligations hereunder or under law.

(b)               In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) of this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for you and all persons, if any, who control you within the meaning of either Section 15 of the Securities Act. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(c)               To the extent the indemnification provided for in paragraph (a) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Partnership and the Selling Shareholder on the one hand and you on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholder on the one hand and the total fees and commissions received by you on the other hand, in each case as set forth in the Prospectus. The relative fault of the Company on the one hand and you on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Partnership or the Selling Shareholder or by you and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)               The Company, the Partnership and the Selling Shareholder, on the one hand, and you, on the other, agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (c) of this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, you shall not be required to contribute any amount in excess of the amount of fees or commissions received by you in connection with the sale of the Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)               The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company, the Partnership and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of you or any person controlling you, or the Partnership, the Company, its officers or directors or any person controlling the Company or the Partnership or the Selling Shareholder and (iii) acceptance of and payment for any of the Shares.

8.                 Termination. This Agreement shall be subject to termination at any time (i) by notice given by you to the Company and the Selling Shareholder.

9.                 Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.              Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11.              Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Tennessee.

12.              Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

13.	Absence of Fiduciary Relationship.

The Company and the Selling Shareholder acknowledge and agree that:

(a)            you have been retained solely to act in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholder and you has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether you have advised or are advising the Company or the Selling Shareholder on other matters;

(b)            the price of the Shares set forth in this Agreement was established following discussions and arms-length negotiations with you, and the Company and the Selling Shareholder are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)            they have been advised that you and your affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Shareholder and that you have no obligation to disclose such interests and transactions to the Company and the Selling Shareholder by virtue of any fiduciary, advisory or agency relationship; and

(d)              they waive, to the fullest extent permitted by law, any claims they may have against you, for breach of fiduciary duty or alleged breach of fiduciary duty and agree that you shall have no liability (whether direct or indirect) to the Company and the Selling Shareholder in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company, and the Selling Shareholder.

Very truly yours,

MID-AMERICA APARTMENT COMMUNITIES, INC.

By: /s/Simon R.C. Wadsworth

Name: Simon R.C. Wadsworth

Title: CFO

MID-AMERICA APARTMENTS, L.P.

By:	Mid-America Apartment

Communities, Inc.,

Its General Partner

By: /s/ Simon R.C. Wadsworth

Name: Simon R.C. Wadsworth

Title: CFO

Accepted as of the date hereof MORGAN KEEGAN & COMPANY, INC. By: /s/ Susan L. Brown Name: Susan L. Brown Title: Managing Director	JOHN F. FLOURNOY /s/ John F. Flournoy

SCHEDULE I

John F. Flournoy	300,000 shares of common stock

SCHEDULE II

Subsidiaries of the Company

America First Florida REIT Inc

America First South Carolina REIT Inc

Jefferson at Sunset Valley, LP

Jefferson Village LP

JPI Coral Springs LP

MAAC of Duval LP

MAACH Holdings II LLC

MAACOD

MAC II of Delaware, Inc

MAC III of Delaware, Inc

MAC of Delaware Inc

MAC of Huntington Chase LLC

Mid America Apartments LP

Mid America Apartments of Duval LP

Mid America Apartments of Little Rock LP

Mid America Apartments of Savannah

Mid America Apartments of Texas LP

Mid America Runaway Bay LP

Mid-America CH Realty II LP

Monthaven Management, Inc.

Monthaven Park, LLC

Open Arms Foundation

Paddock Club Florence LP

Timber Glen LP

Timber Manager LLC

Woods of Post House LP

5110079.3